Exhibit 99.1

Willdan Reports Third Quarter 2009 Financial Results

ANAHEIM, Calif.,–(BUSINESS WIRE)–November 12, 2009–Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN), today announced financial results for its third quarter ended October 2, 2009.

For the third quarter of 2009, Willdan reported total contract revenue of $14.6 million and a net loss of $0.9 million, or $0.12 per share. The third quarter results reflect an accounts receivable allowance of $0.4 million and a lease abandonment charge of $0.2 million.

Tom Brisbin, Willdan’s Chief Executive Officer, stated: “We saw continued declines in our engineering business in the third quarter. We believe this business is at or around bottom and we have continued to take steps to make it more efficient. We still believe this market will return and we are taking this opportunity to improve our skills in business development and project execution. We have also begun to focus our resources more closely on our best growth opportunities for the future, namely energy. Our recent wins in this business demonstrates that Willdan can compete for and win significant contracts in this area.”

Third Quarter 2009 Results

For the third quarter of fiscal 2009, revenue was $14.6 million, down $4.1 million, or 21.9%, from revenue of $18.7 million for the comparable period last year.  On a sequential basis, revenue was down $0.9 million, or 6.0%, from the second quarter of 2009.  Loss from operations was $1.4 million for the third quarter of fiscal 2009, as compared to $0.7 million for the comparable period last year.  On a sequential basis, loss from operations remained the same as in the second quarter of 2009.

Net loss was $0.9 million for the third quarter of fiscal 2009, as compared to $0.4 million in the comparable period last year and a net loss of $0.9 million in the second quarter of 2009.

Basic and diluted loss per share for the third quarter of fiscal 2009 was $0.12 as compared to $0.06 for the comparable period last year.

Willdan generated $0.4 million in cash flow from operations in the third quarter of fiscal year 2009.

Nine Months 2009 Results

For the nine months ended October 2, 2009, revenue was $47.2 million, down $7.0 million, or 12.9%, from revenue of $54.2 million in the comparable period last year.  Loss from operations was $3.5 million for the nine months ended October 2, 2009 as compared to $0.8 million for the comparable period last year.  Net loss was $2.2 million for the nine months ended October 2, 2009 as compared to a net loss of $0.4 million for the comparable period last year.

Basic and diluted loss per share for the nine months ended October 2, 2009 was $0.31 as compared to basic and diluted loss per share of $0.05 for the comparable period last year.

Willdan generated $1.7 million in cash flow from operations in the nine months ended October 2, 2009.

	Three Months Ended		Nine Months Ended
In thousands (except per share data)	October 2, 2009	September 26, 2008	October 2, 2009	September 26, 2008
Revenue	$14,561	$18,651	$47,230	$54,234

Loss from operations	(1,385)	(704)	(3,523)	(791)
Interest income	4	38	27	279
Interest expense	(9)	(18)	(29)	(20)
Other, net	2	(3)	(1)	17
Income tax benefit	(510)	(250)	(1,296)	(139)
Net loss	$(878)	$(437)	$(2,230)	$(376)

Basic and diluted loss per share	$(0.12)	$(0.06)	$(0.31)	$(0.05)

Weighted average shares outstanding:

Basic	7,204	7,160	7,187	7,157
Diluted	7,204	7,160	7,187	7,157

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure its operating performance. Willdan defines Adjusted EBITDA as net (loss) income plus net interest expense, income tax (benefit) expense, depreciation and amortization, lease abandonment expense and loss (gain) on sales of assets.  Willdan’s definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures.  This measure should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles, or GAAP, such as net income.  Willdan believes Adjusted EBITDA enables management to separate unusual or infrequent income and expense items from its results of operations to provide a more normalized and consistent view of operating performance on a period-to-period basis.  Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes.  Willdan also believes Adjusted EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes from its operational results the impact of certain unusual or infrequent income and expense items, which may facilitate comparison of its results from period-to-period.

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income or net income as an indicator of operating performance or any other GAAP measure.

Adjusted EBITDA decreased $2.4 million to $(1.8) million for the nine months ended October 2, 2009 from $0.6 million for the comparable period last year.

The following is a reconciliation of net loss to Adjusted EBITDA:

	Nine Months Ended
In thousands	October 2, 2009	September 26, 2008

Net loss	$(2,230)	$(376)
Interest income	(27)	(279)
Interest expense	29	20
Loss on the sale of assets	1	16
Income tax benefit	(1,296)	(139)
Depreciation and amortization	1,531	1,406
Lease abandonment expense	176	—
Adjusted EBITDA	$(1,816)	$648

Liquidity and Capital Resources

Willdan had $7.9 million in cash and cash equivalents at October 2, 2009, compared with $8.1 million at January 2, 2009. Willdan has a $5 million bank revolving line of credit, with no outstanding borrowings at the quarter’s end.

Conference Call and Webcast

Chief Executive Officer Thomas Brisbin and Chief Financial Officer Kimberly Gant plan to host a conference call on November 12, 2009 at 5:00 p.m. Eastern/2:00 p.m. Pacific to further discuss the Company’s financial results and business developments.

Interested parties may access the conference call by dialing 877-941-8609 (480-629-9818 for international callers).  When prompted, ask for the “Willdan Group 3rd Quarter 2009 Investor Call.”  The conference call will be webcast simultaneously on Willdan’s Website at www.willdan.com under Investors: Events.

The telephonic replay of the conference call may be accessed approximately two hours after the call through November 26, 2009, by dialing 800-406-7325 (303-590-3030 for international callers).  The replay access code is 4179044#.  The webcast replay will be archived for 12 months.

About Willdan Group, Inc.

Founded over 40 years ago, Willdan Group, Inc. is a provider of outsourced and consulting services to public agencies located primarily in California and other western states. Willdan Group, Inc. assists cities and other government agencies and, to a lesser extent, private industry and public utilities with a broad range of services, including civil engineering, building and safety services, geotechnical engineering, energy efficiency, water conservation, renewable resource strategy, financial and economic consulting, and disaster preparedness and homeland security. For additional information visit Willdan’s Web site at www.willdan.com.

Forward-Looking Statements

Safe Harbor Statement:  Statements in this press release which are not purely historical, including statements regarding Willdan Group’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the Company will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. The Company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Form 10-K annual report for the year ended January 2, 2009 filed on April 2, 2009. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan Group, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Contact:

Kimberly Gant

Chief Financial Officer

714-940-6329

kgant@willdan.com

Moira Conlon

Financial Profiles, Inc.

310-277-4907

mconlon@finprofiles.com

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	October 2, 2009	January 2, 2009

Assets
Current assets:
Cash and cash equivalents	$7,934,000	$8,144,000
Accounts receivable, net of allowance for doubtful accounts of $1,713,000 and $662,000 at October 2, 2009 and January 2, 2009, respectively	10,055,000	12,862,000
Costs and estimated earnings in excess of billings on uncompleted contracts	7,480,000	8,281,000
Income tax receivable	1,232,000	956,000
Other receivables	60,000	48,000
Prepaid expenses and other current assets	1,178,000	1,784,000
Total current assets	27,939,000	32,075,000

Equipment and leasehold improvements, net	1,635,000	2,377,000
Goodwill	13,133,000	11,145,000
Other intangible assets, net	162,000	1,367,000
Other assets	334,000	373,000
Deferred income taxes, net of current portion	233,000	233,000
Total assets	$43,436,000	$47,570,000

Liabilities and Stockholders’ Equity
Current liabilities:
Excess of outstanding checks over bank balance	$1,103,000	$448,000
Accounts payable	1,013,000	2,111,000
Purchase price payable	—	1,000,000
Accrued liabilities	4,551,000	5,253,000
Billings in excess of costs and estimated earnings on uncompleted contracts	861,000	704,000
Current portion of notes payable	34,000	52,000
Current portion of capital lease obligations	123,000	168,000
Current portion of deferred income taxes	2,519,000	2,519,000
Total current liabilities	10,204,000	12,255,000

Notes payable, less current portion	—	17,000
Capital lease obligations, less current portion	114,000	157,000
Deferred lease obligations	712,000	805,000
Total liabilities	11,030,000	13,234,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized: 7,208,000 and 7,164,000 shares issued and outstanding at October 2, 2009 and January 2, 2009, respectively	72,000	72,000
Additional paid-in capital	33,384,000	33,084,000
(Accumulated deficit) retained earnings	(1,050,000)	1,180,000
Total stockholders’ equity	32,406,000	34,336,000
Total liabilities and stockholders’ equity	$43,436,000	$47,570,000

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2,	September 26,	October 2,	September 26,
	2009	2008	2009	2008

Contract revenue	$14,561,000	$18,651,000	$47,230,000	$54,234,000

Direct costs of contract revenue (exclusive of depreciation and amortization shown separately below):
Salaries and wages	4,437,000	5,558,000	13,729,000	16,640,000
Subconsultant services	1,772,000	2,030,000	6,380,000	4,844,000
Other direct costs	306,000	998,000	2,133,000	1,835,000
Total direct costs of contract revenue	6,515,000	8,586,000	22,242,000	23,319,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	4,798,000	5,881,000	15,346,000	18,250,000
Facilities and facility related	1,104,000	1,247,000	3,340,000	3,569,000
Stock-based compensation	74,000	9,000	216,000	163,000
Depreciation and amortization	302,000	572,000	1,531,000	1,406,000
Lease abandonment, net	195,000	—	176,000	—
Other	2,958,000	3,060,000	7,902,000	8,318,000
Total general and administrative expenses	9,431,000	10,769,000	28,511,000	31,706,000
Loss from operations	(1,385,000)	(704,000)	(3,523,000)	(791,000)

Other income (expense):
Interest income	4,000	38,000	27,000	279,000
Interest expense	(9,000)	(18,000)	(29,000)	(20,000)
Other, net	2,000	(3,000)	(1,000)	17,000
Total other income, net	(3,000)	17,000	(3,000)	276,000
Loss before income taxes	(1,388,000)	(687,000)	(3,526,000)	(515,000)

Income tax benefit	(510,000)	(250,000)	(1,296,000)	(139,000)
Net loss	$(878,000)	$(437,000)	$(2,230,000)	$(376,000)

Loss per share:
Basic and diluted	$(0.12)	$(0.06)	$(0.31)	$(0.05)

Weighted-average shares outstanding:
Basic	7,204,000	7,160,000	7,187,000	7,157,000
Diluted	7,204,000	7,160,000	7,187,000	7,157,000

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	October 2, 2009	September 26, 2008
Cash flows from operating activities:
Net loss	$(2,230,000)	$(376,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,531,000	1,406,000
Lease abandonment expense, net	176,000	—
Loss on sale of equipment	1,000	16,000
Allowance for doubtful accounts	1,071,000	466,000
Stock-based compensation	216,000	163,000
Changes in operating assets and liabilities:
Accounts receivable	1,737,000	1,558,000
Costs and estimated earnings in excess of billing on uncompleted contracts	801,000	717,000
Income tax receivable	(276,000)	—
Other receivables	(12,000)	47,000
Prepaid expenses and other current assets	606,000	673,000
Other assets	39,000	(80,000)
Accounts payable	(1,098,000)	167,000
Accrued liabilities	(702,000)	(1,444,000)
Billings in excess of costs and estimated earnings on uncompleted contracts	157,000	(152,000)
Deferred lease obligations	(269,000)	(35,000)
Net cash provided by operating activities	1,748,000	3,126,000

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(157,000)	(471,000)
Proceeds from sale of equipment	—	49,000
Payments for business acquisition, net of cash acquired	(2,372,000)	(9,985,000)
Purchase of liquid investments	—	(7,100,000)
Proceeds from sale of liquid investments	—	8,400,000
Net cash used in investing activities	(2,529,000)	(9,107,000)

Cash flows from financing activities:
Changes in excess of outstanding checks over bank balance	655,000	(374,000)
Payments on notes payable	(35,000)	(1,002,000)
Proceeds from borrowings under line of credit	1,247,000	—
Repayments of line of credit	(1,247,000)	—
Principal payments on capital leases	(133,000)	(133,000)
Proceeds from employee stock purchase plan	84,000	75,000
Net cash provided by (used) in financing activities	571,000	(1,434,000)
Net decrease in cash and cash equivalents	(210,000)	(7,415,000)
Cash and cash equivalents at beginning of the period	8,144,000	15,511,000
Cash and cash equivalents at end of the period	$7,934,000	$8,096,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	31,000	68,000
Income taxes	1,000	833,000

Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital leases	53,000	42,000
Note payable issued in connection with acquisition of assets	—	100,000
Purchase price payable	—	1,000,000